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                         [LETTERHEAD OF ROGERS & WELLS]

                                                                  August 6, 1997


American Real Estate Partners, L.P.
100 South Bedford Road
Mt. Kisco, New York 10549

Ladies and Gentlemen:

                  We have acted as counsel for American Real Estate Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (Registration No. 333-31561), as amended (the "Registration Statement"), relating to the issuance by the Partnership of transferable subscription rights (the "Rights") for up to 20,600,000 depositary units representing limited partner interests in the Partnership (the "Depositary Units") and up to 5,150,000 5% cumulative pay-in-kind redeemable preferred units representing limited partner interests in the Partnership (the "Preferred Units").

                  In so acting, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such partnership records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain matters governed by the laws of the State of Delaware, we have relied on the opinion of Morris, Nichols, Arsht & Tunnell, a copy of which is attached hereto.

                  Based upon the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that the issuance of the Rights and the sale of the Depositary Units and the Preferred Units have been duly authorized and, when issued as contemplated in the Registration Statement and in accordance with the agreements and documents referred to therein, the Rights will be legally issued and, when issued and paid for as contemplated in the Registration Statement and in accordance with the agreements and documents referred to therein, the Depositary Units and the Preferred Units will be legally issued, fully paid and non-assessable (except as such assessability may be affected by the matters referenced in the prospectus forming a part of the Registration Statement (the "Prospectus") under the heading "Description of Partnership Agreement - Liability of General Partner and Unitholders").


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Rogers & Wells
American Real Estate Partners, L.P.          2                    August 6, 1997



                  We consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.


                                                     Very truly yours,


                                                     ROGERS & WELLS



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                [LETTERHEAD OF MORRIS, NICHOLS, ARSHT & TUNNELL]


                                 August 6, 1997

American Real Estate Partners, L.P.
100 South Bedford Road
Mt. Kisco, New York, l0549

          RE:  American Real Estate Partners, L.P.

Ladies and Gentlemen:


         We have acted as special Delaware counsel to American Real Estate Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the proposed issuance by the Partnership of transferrable rights ("Rights") to subscribe for up to approximately 20.6 million depositary units ("Depositary Units") and up to approximately 5.15 million 5% cumulative pay-in-kind redeemable preferred units ("Preferred Units"), such units representing limited partner interests in the Partnership, as described in Registration Statement No. 333-31561 on Form S-3 filed with the Securities and Exchange Commission, as amended by Amendment No. 1 thereto (as amended, the "Registration Statement").


         In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Registration Statement and the Prospectus forming a part thereof (the "Prospectus"); the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of May 12, 1987, as amended by Amendment Nos. 1 and 2 thereto dated as of February 22, 1995 and August 16, 1996, respectively (as from time to time in effect, the "Partnership Agreement"); the subscription documentation attached as Appendices A through C to the Prospectus (the "Subscription Documentation"); the Certificate of Limited Partnership of the Partnership as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on February 17, 1987; a Certificate of Amendment to the Certificate of Limited Partnership of the Partnership as filed in the State Office on October 12, 1993; and such other instruments, certificates and documents as we have deemed necessary or appropriate for the purposes of rendering this opinion. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all



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American Real Estate Partners, L.P.
August 6, 1997
Page 2


documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal competence or capacity of natural persons or entities (who are or will become signatories thereto) to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due organization or formation, valid existence and good standing of the Partnership and each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of their respective organization or formation; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents and of all documents contemplated by the Partnership Agreement or the Registration Statement (collectively, the "Operative Documents") to be executed by persons or entities exercising Rights to acquire Depositary Units and Preferred Units (including, without limitation, due execution and delivery of applicable Subscription Documentation); (iii) the payment of consideration in connection with the exercise of Rights in accordance with the term of the Operative Documents and compliance with the other terms, procedures and requirements of the Operative Documents in connection with the issuance and exercise of Rights and the issuance of associated Depositary Units and Preferred Units; (iv) the deposit with the Depositary of one or more Certificates evidencing Units relating to Depositary Units to be issued upon the exercise of Rights, and the proper issuance of Depositary Receipts and Certificates evidencing Depositary Units and Preferred Units, respectively, acquired pursuant to the exercise of Rights; (v) that appropriate notation of the names, addresses and capital contributions of the persons or entities exercising Rights and acquiring Depositary Units and Preferred Units will be made in the books and records of the Partnership; and (vi) that the documents reviewed by us are in full force and effect, set forth the entire understanding of the parties with respect to the subject matter thereof and have not been amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. As to any facts material to our opinion, other than those assumed, we have relied upon the referenced instruments, certificates and other documents and on the accuracy as of the date hereof of the matters therein set forth. Capitalized terms used herein and not otherwise herein defined are used as defined in the Partnership Agreement.

         Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that (i) Rights, when issued to Limited Partners in accordance with the terms, procedures and requirements set forth in the Operative Documents, will be validly issued and (ii) Depositary Units and Preferred Units, when issued in accordance with the terms,

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American Real Estate Partners, L.P.
August 6, 1997
Page 3



procedures and requirements set forth in the Operative Documents upon the exercise of Rights, will be validly issued and fully paid and will not be subject to assessment by the Partnership for additional capital contributions (except an such assessability may be affected by the matters referenced in the Prospectus under the heading "DESCRIPTION OF PARTNERSHIP AGREEMENT - Liability of General Partner and Unitholders").

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "LEGAL MATTERS" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


         We understand that the firm of Rogers & Wells wishes to rely as to matters of Delaware law on the foregoing opinions in connection with the rendering of its opinion to you on or about the date hereof concerning the transactions contemplated thereby and we hereby consent to such reliance. Except as referenced in the foregoing sentence, this opinion is intended solely for the benefit of the addressee hereof in connection with the transactions contemplated hereby and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent.

                                       Very  truly  yours,

                                       MORRIS, NICHOLS, ARSHT & TUNNELL

                                       /s/ Walter C. Tuthill
                                       ---------------------------------
                                           Walter C. Tuthill